Exhibit 4.6(e)



                                CERTIFICATED NOTE

                         UAC SECURITIZATION CORPORATION

          4.55% FIXED RATE ASSET BACKED NOTE, SERIES 2004-A, CLASS A-2
                               DUE March 8, 2010

       Unconditionally and irrevocably guaranteed as to scheduled payments of principal and interest pursuant to a debt service insurance policy issued by

                           MBIA Insurance Corporation

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO A PERSON (1) THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) THAT IS A QUALIFIED PURCHASER (AS DEFINED IN
SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER), (3) THAT WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE TRANSFEREE IS A QUALIFIED PURCHASER), (4) THAT HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE PURCHASER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (5) THAT IS NOT A
BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (6) THAT IS NOT A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION PLAN OR RETIREMENT PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW, AND WHICH MAY, IN CASE OF ANY OF CLAUSES (1), (2), (3), (4), (5) AND (6) BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE 1940 ACT EXEMPTION, OR (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT AND, IN EACH OF CASE (A) AND (B), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE.

NO EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA"), WHETHER OR NOT IT IS SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, NO PLAN DESCRIBED IN

SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") AND NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF SUCH A PLAN'S INVESTMENT IN THE ENTITY, MAY PURCHASE OR HOLD THIS NOTE OR ANY INTEREST THEREIN, EXCEPT AN INSURANCE COMPANY ACTING ON BEHALF OF ITS GENERAL ACCOUNT THAT REPRESENTS, WARRANTS AND COVENANTS THAT (1) IT IS NOT A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR A PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS OR AN AFFILIATE OF SUCH A PERSON, (2) AS OF THE DATE IT ACQUIRES THIS NOTE LESS THAN 25% OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE "PLAN ASSETS" FOR PURPOSES OF ERISA AND SECTION 4975 OF THE CODE, (3) IT AGREES THAT IF, AFTER ITS INITIAL ACQUISITION OF THIS NOTE, AT ANY TIME DURING ANY MONTH 25% OR MORE OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE PLAN ASSETS FOR PURPOSES OF ERISA AND SECTION 4975 OF THE CODE, THEN SUCH INSURANCE COMPANY SHALL IN A MANNER CONSISTENT WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN, DISPOSE OF ALL OF ITS INTEREST IN THIS NOTE HELD IN ITS GENERAL ACCOUNT BY THE END OF THE NEXT FOLLOWING MONTH, AND (4) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THE PRINCIPAL OF THIS SECURITY IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, OUTSTANDING PRINCIPAL OF THIS SECURITY AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS SECURITY MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

                         UAC SECURITIZATION CORPORATION

          4.55% FIXED RATE ASSET BACKED NOTE, SERIES 2004-A, CLASS A-2
                                DUE March 8, 2010

       Unconditionally and irrevocably guaranteed as to scheduled payments of principal and interest pursuant to a debt service insurance policy issued by

                           MBIA Insurance Corporation

                                                                U.S. $29,297,704


     UAC SECURITIZATION CORPORATION, a corporation formed under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to WACHOVIA CAPITAL MARKETS, LLC, as agent for Variable Funding Capital Corporation and its successors and assigns, or its registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture hereinafter referred to), the principal sum of twenty nine million two hundred ninety seven thousand seven hundred four Dollars (U.S. $29,297,704) on March 8, 2010 (the "Final Maturity Date") as adjusted upward or downward in accordance with the Schedule of Payments as attached hereto, or upon the unpaid principal of this Note becoming due and payable at an earlier date by declaration of acceleration, call for redemption or as otherwise provided below and in that certain indenture dated as of October 7, 2003 (the "Indenture") by and among the Issuer, Wilmington Trust Company, as trustee (the "Trustee", which term includes any successor trustee permitted under the Indenture), and JPMorgan Chase Bank, as paying agent and note registrar (the "Agent"), as supplemented by the Series 2004-A Supplement to the Indenture, dated as of April 8, 2004, by and between the Issuer and the Trustee (the "Supplement"). The Issuer promises to pay interest at the rate of interest set forth above on the unpaid principal amount hereof in U.S. dollars on each Distribution Date, as defined in the Indenture (each, together with the Final Maturity Date and the Redemption Date, a "Payment Date") in accordance with the Indenture. Interest shall be computed on the basis of twelve (12) thirty-day months. The interest so payable and punctually paid on any Payment Date, and the principal payable and punctually paid on any Payment Date, will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest preceding such Payment Date. This
Note is payable without relief from valuation or appraisement laws.

     The obligations of the Issuer under this Note, the Indenture and the Supplement are secured, limited recourse obligations of the Issuer only, payable solely from proceeds of the Series Collateral pledged under the Supplement, and, to the extent necessary, the Policy issued with respect to the Series 2004-A Notes. If distributions on the Series Collateral (including, without limitation, distributions in respect of any liquidation of the Series Collateral) and payments made by the Insurer under the Policy are insufficient to make payments on the Notes, no other assets will be available for payment of the deficiency.

     This Note is one of a duly authorized issue of Series 2004-A, Class A-2, Notes due March 8, 2010 of the Issuer (the "Notes"), limited in aggregate principal amount to U.S. $29,297,704 issued and to be issued under the Indenture and the Supplement.

     Reference is hereby made to the Indenture, the Supplement and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Agent and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture and the Supplement.

     Payments in respect of principal and interest due on any Payment Date of this Note shall be made by the Trustee or any Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds in Dollars to an account of Wachovia Capital Markets, LLC as provided to the Trustee in writing from time to time. The final payment of interest and principal due on this Note shall be made (except as otherwise provided in the Indenture) only upon presentation and surrender of this Note at the office of any Paying Agent appointed under the Indenture.

     The registered Holder of this Note shall be treated as the owner hereof for all purposes.

     Except as specifically provided herein, in the Indenture and in the Supplement, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     As specified in the Indenture and subject to the conditions therein, the Notes may be redeemed by the Issuer at the direction of the Insurer, with the consents of all of the Note Holders on any Payment Date; provided, in each case, that the Notes to be redeemed are redeemed at the Redemption Price.

     If an Event of Default shall occur and be continuing with respect to the Series 2004-A Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the Final Maturity Date of this Note, the amount payable to the Holder of this Note will be equal to the aggregate unpaid principal amount of this Note on the date this Note becomes so due and payable, together with accrued and unpaid interest as of such date on such unpaid principal amount at the Interest Rate.

     The Notes are issuable only in definitive, fully registered form without coupons in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof.

     The Issuer shall arrange for the Note Registrar (which shall initially be the Agent) to keep the Note Register. Title to this Note shall pass by registration in the Note Register for the Notes.

     No service charge shall be made for exchanging or registering the transfer of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The remedies of the Trustee, the Agent or the Holder hereof, as provided herein or in the Indenture and the Supplement, shall be cumulative and concurrent and may be pursued solely against the Series Collateral and the Insurer. No failure on the part of the Holder, of the Trustee or of the Agent in exercising any right or remedy hereunder or under the Indenture or the Supplement shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder or under the Indenture or the Supplement. None of the Holder of this Note, the Trustee nor the Agent may cause the filing of a petition in bankruptcy against the Issuer for failure to pay amounts due under this Note, the Indenture or the Supplement.

     THE INDENTURE, THE SUPPLEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of June 8, 2004


                                UAC SECURITIZATION CORPORATION


                                By:    /s/ Treg Bauchert
                                   ---------------------------------------------
                                Name:  Treg Bauchert
                                Title: President

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Series 2004-A, Class A-2 Notes referred to in the within-mentioned Indenture and Supplement.


                                     WILMINGTON TRUST COMPANY, as Trustee



                                     By: /s/ Mary Kay Pupillo
                                        ----------------------------------------
                                        Authorized Signatory

                                 ASSIGNMENT FORM


    For value received  __________________________________

    hereby sells, assigns and transfers unto



        __________________________________

        __________________________________
        Please insert social security or other identifying number of assignee

        Please print or type name and address, including zip code of assignee:

        the within Note does hereby irrevocably constitute and appoint __________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.



        Date:______________________        Your Signature:______________________

                                           (Sign exactly as your name
                                            appears on this Note)

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



                    SCHEDULE OF PAYMENTS IN CERTIFICATED NOTE

The following exchanges of a part of this Certificated Note have been made:


                                              Amount of Increase   Principal Amount of this    Signature of
                      Amount of Decrease in   in Principal         Certificated Note           Authorized Officer of
                      Principal Amount of     Amount of this       following such Decrease     Trustee or Note
Date of Exchange      this Certificated Note  Certificated Note    (or Increase)               Registrar
--------------------- ----------------------- -------------------- --------------------------- -----------------------

